EXHIBIT 23.4

Dr. Juan José Súarez Coppel

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Petróleos Mexicanos C.P. 11311

México

Dear Dr. Súarez Coppel:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in the Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the heading “Item 4—Information on the Company—Business Overview—Exploration and Production (Reserves)” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2011 (the “Form 20-F”) incorporated in the Form F-4 by reference; and (c) the incorporation by reference in the Form F-4 of our report describing our review of the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of January 1, 2012, for 260 fields located onshore in and offshore from Mexico in the Northern Region, which report was originally filed as Exhibit 10.2 to the Form 20-F. The estimates included in our report were prepared in accordance with the reserves definitions of Rule 4-10(a) of Regulation S-X of the United States Securities and Exchange Commission.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE License No. F-1580

Houston, Texas

July 5, 2012